                         ASSIGNMENT AND ASSUMPTION AGREEMENT
                         -----------------------------------


    This Agreement ("Agreement") is made on June 26, 1997 among Booth Communications Carolinas, Inc., a Michigan corporation ("BCC"), and The Helicon Group, L.P., a Delaware limited partnership ("The Helicon Group"). Capitalized terms not otherwise defined in this Agreement will have the meanings given to them in the Purchase Agreement (as defined in Recital A below).

                                   RECITALS
                                   --------


    A. HPI Acquisition Co. LLC., a Delaware limited liability company, BCC, Booth Communications Carolinas Assets, Inc., a Michigan corporation, and Booth American Company, a Michigan corporation, are parties to an Asset Purchase Agreement dated November 21, 1996 (the "Purchase Agreement"), pursuant to which HPI has agreed to buy, and BCC and BCCA have agreed to sell, the Purchased Assets. In connection therewith, HPI asked that BCC transfer the franchise agreements listed on Schedule A attached hereto (the "Franchise Agreements") to The Helican Group, an affiliate of HPI.

    B. This Agreement is executed and delivered at the Closing pursuant to the agreement of the parties, in good faith and in order to protect the value of the Franchise Agreements.

    Therefore, the parties agree as follows:

    1. BCC assigns and The Helicon Group assumes all of BCC's rights and liabilities under the Franchise Agreements. The Helicon Group assumes no liabilities or obligations of BCC, other than those set forth in the Franchise Agreements arising after the date hereof.

    2. This Agreement will inure to the benefit of and be binding upon The Helicon Group and BCC and their respective successors and assigns.

                                 BOOTH COMMUNICATIONS CAROLINAS, INC.,
                                  a Michigan corporation


                                 By: /s/ Ralph H. Booth, II
                                    ----------------------------------
                                    Name:  Ralph H. Booth, II
                                    Title: President and Chief Executive Officer


                                 THE HELICON GROUP, L.P.,
                                 By: Baum Investments, Inc.
                                     Its:  General partner

                                 By: /s/ Gregory A. Kriser
                                    ----------------------------------
                                    Name:  Gregory A. Kriser
                                    Title: Executive Vice President


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

                              SCHEDULE A

HIGH COUNTRY
-----------

(1) Franchise granted by the Town of Blowing Rock, State of North Carolina, for the benefit of BCC dated August 1, 1995.

(2) Franchise granted by Watauga County, State of North Carolina, for the benefit of Booth American Company dated June 5, 1995, as assigned to BCC.

(3) Franchise granted by the Town of Boone, State of North Carolina, for the benefit of Booth American Company dated January 28, 1993, as assigned to BCC.

(4) Franchise granted by the town of Beech Mountain, the State of North Carolina, for the benefit of Alpine Cablevision, Inc. dated June 14, 1983, as assigned to Booth American Company and then BCC.



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